Exhibit 99.1

                    BJ's Restaurants Inc. Opens in
  Vacaville, Calif.; Announces Date for Fourth Quarter 2005 Earnings
                     Release and Conference Call

    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--Feb. 15, 2006--BJ's Restaurants Inc. (Nasdaq:BJRI) today announced the successful opening of BJ's Restaurant and Brewhouse in Vacaville, Calif. The company also announced that it will release its fourth quarter and fiscal 2005 results on Thursday, Feb. 23, 2006.
    The company's new Vacaville restaurant, which contains approximately 7,800 square feet and 265 seats, is located at 190 Nut Tree Parkway across from the Vacaville Commons shopping center. Hours of operation are from 11 a.m. to 12 midnight Sunday through Thursday, and 11 a.m. to 1 a.m. Friday and Saturday. This new location represents the company's 45th restaurant currently in operation.
    "Our opening in Vacaville is the first of as many as 11 new restaurants that we currently plan to open during fiscal 2006," commented Jerry Deitchle, president and CEO. "Vacaville is our seventh restaurant in Northern California, where sales volumes have historically been very strong for our concept. We plan to open additional restaurants in this market during the next few years."
    The company will announce its fourth quarter and fiscal 2005 results after the market closes on Thursday, Feb. 23, 2006, and will hold an investor conference call at 2 p.m. Pacific time that same day. The conference call will be broadcast live over the Internet. To listen to the conference call, please visit the main page of the company's Web site located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archived webcast will be available for 30 days following the call.

    BJ's Restaurants Inc. currently owns and operates 45 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The company operates 11 microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The company's restaurants are located in California (31), Texas
(6), Arizona (3), Oregon (3), Colorado (1) and Nevada (1). The company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants Inc. on the Web at http://www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases (v) food quality and health concerns, (vi) factors that impact California, where 31 of our current 45 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) and numerous other matters discussed in the company's filings with the Securities and Exchange Commission. BJ's Restaurants Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.



    CONTACT: BJ's Restaurants Inc.
             Greg Levin, 714-848-3747, ext. 240.